THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of October 9, 2020, among Twin River Worldwide Holdings, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein, as amended and supplemented from time to time) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Guarantors and the Trustee are party to an indenture dated as of May 10, 2019 (as amended and supplemented, the “Indenture”) relating to the Issuer’s 6.750% Senior Notes due 2027 (the “Existing Notes”);
WHEREAS, Sections 2.01(b), 2.02 and 4.09 of the Indenture provide that the Issuer may, from time to time and in accordance therewith, create and issue Additional Notes under the Indenture;
WHEREAS, the Issuer has duly authorized the issuance of Additional Notes and is, on the date hereof, issuing $125,000,000 in aggregate principal amount of its 6.750% Senior Notes due 2027 (the “New Notes” and, together with the Existing Notes, the “Notes”);
WHEREAS, Sections 9.01(9) of the Indenture provides that, without the consent of the Holders of any Notes, the Indenture may be amended or supplemented by the Issuer, the Guarantors and the Trustee to provide for the issuance of Additional Notes in accordance with the Indenture;
WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Third Supplemental Indenture to provide for the issuance and guarantee of the New Notes;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Third Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to the execution and delivery of this Third Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Third Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Third Supplemental Indenture on October 9, 2020 is $125,000,000.
3.Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:
a.be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;
b.be issued on October 9, 2020 (the “Issue Date”) and will accrue interest from June 1, 2020 to, but not including, the Issue Date;
c.be issuable in whole in the form of one or more Global Notes to be issued in the name of the Depositary nominee, Cede & Co., and held by the Trustee as Custodian for the Depositary and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Indenture; and
d.bear, in the case of New Notes sold under Rule 144A of the Securities Act, the CUSIP number of 90171V AA3 and ISIN of US90171VAA35, and, in the case of New Notes sold under Regulation S of the Securities Act, initially bear the CUSIP number of U88818 AB2 and ISIN of USU88818AB23, and after the 40-day distribution compliance period, will bear the CUSIP number of U88818 AA4 and ISIN of USU8818AA40.
4.No Recourse Against Others. No manager, managing director, director, officer, employee, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any direct or indirect parent of the Issuer, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Additional Notes, the Third Supplemental Indenture, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Additional Notes, by accepting an Additional Note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Additional Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
7.Counterparts. This Third Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Third Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Third Supplemental Indenture.

8.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the Notes or the Additional Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. In acting hereunder and with respect to the Notes, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
10.Miscellaneous. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:        /s/ Craig Eaton
    Name: Craig Eaton
    Title: Executive Vice President, General Counsel and Secretary

UTGR, INC.
PREMIER ENTERTAINMENT BILOXI, LLC
PREMIER ENTERTAINMENT III, LLC
TWIN RIVER MANAGEMENT GROUP, INC.
TWIN RIVER – TIVERTON, LLC
JAMLAND, LLC
PREMIER FINANCE BILOXI CORP.
DOVER DOWNS, INC.
PREMIER ENTERTAINMENT BLACK HAWK, LLC
PREMIER ENTERTAINMENT VICKSBURG, LLC
IOC-KANSAS CITY, INC.
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
each as a Guarantor

By:        /s/ Craig Eaton
    Name: Craig Eaton
    Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee
By: /s/ Laurel Casasanta
Name:    Laurel Casasanta
Title:    Vice President

[Signature Page to Third Supplemental Indenture]